SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 4, 2006

GENCO SHIPPING & TRADING LIMITED
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	000-5142	98-043-9758
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

299 Park Avenue, 20th Floor New York, NY (Address of principal executive offices)	10171 (Zip code)

Registrant’s telephone number, including area code: (646) 443-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a) On April 4, 2006, the Board of Directors (the “Board”) of Genco Shipping & Trading Limited (the “Company”) amended Article IX of the Company’s By-Laws to: (i) describe in more detail the standards, procedures, and limits applicable to indemnification of the Company’s directors and officers and other persons; (ii) expressly designate indemnification as a contractual right; (iii) expressly provide indemnitees with the right to advancement of costs, charges, and expenses incurred in an indemnitee’s defense of an action; (iv) allow indemnification to be retroactive prior to the adoption of the indemnification provisions and preserve indemnification rights for any actions occurring before any amendment of such provisions that would rescind or restrict such rights, to the extent permitted by applicable law; and (v) allow the indemnified person to have his indemnification rights interpreted under the law applicable at the time the actions giving rise to the claim occurred or the time indemnification is sought, to the extent permitted by applicable law. Article IX had previously provided that directors and officers and certain other individuals would be entitled to indemnification upon the same terms, under the same conditions, as to the same extent authorized by Section 60 of the Marshall Islands Business Corporation Act. The preceding is qualified in its entirety by reference to the Company’s By-Laws, as amended and restated, which are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

ITEM 9. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

3.1	Amended and Restated By-Laws of Genco Shipping & Trading Limited, effective April 4, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Genco Shipping & Trading Limited has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENCO SHIPPING & TRADING LIMITED

Date: April 7, 2006	By:	/s/ John C. Wobensmith
Name: John C. Wobensmith
Title: Chief Financial Officer, Secretary and Treasurer (Principal Financial and Accounting Officer)

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Genco Shipping & Trading Limited, By-Laws, effective April 4, 2006.

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